As filed with the Securities and Exchange Commission on June 10, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCHANTS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	03-0287342
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

275 Kennedy Drive South Burlington, Vermont 05403 (802) 658-3400 (Address, including zip code, and telephone number, including area code, of principal executive offices)

Janet P. Spitler
Chief Financial Officer
Merchants Bancshares, Inc.
275 Kennedy Drive
So. Burlington, Vermont 05403
(802) 658-3400
(Name, address, including zip code,
and telephone number, including area code,
of agent for service)

With a copy to:

Sheldon Prentice, Esq. General Counsel Merchants Bancshares, Inc. 275 Kennedy Drive So. Burlington, Vermont 05403 (802) 658-3400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

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      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]
Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	450,000(1)(2)	$22.67(3)	$10,201,500(3)	$400.92

(1)

The securities registered hereunder include securities issued pursuant to the terms of the Merchants Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan that provide for adjustments in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Does not include shares of common stock previously registered on Registration Statement No. 333-20375 on Form S-3, as amended. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus that forms a part of this registration statement shall also relate to 300,000 shares of common stock previously registered for issuance and sale pursuant to Registration Statement No. 333-20375. Registration fee in the amount of $1,790.32 was previously paid to the Commission in connection with these previously registered shares.

(3)

Pursuant to Rule 457(c), represents the average of the high and low reported prices for the Registrant's common stock as quoted on the Nasdaq Capital Stock Market on June 6, 2008, such date being a date within five business days prior to the date of filing of this Registration Statement.

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PROSPECTUS

MERCHANTS BANCSHARES, INC.
275 Kennedy Drive South Burlington, VT 05403

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

      This Prospectus describes the Dividend Reinvestment and Stock Purchase Plan of Merchants Bancshares, Inc., which provides holders of record of Merchants' common stock with a simple and convenient method of reinvesting cash dividends and making optional cash payments. Any holder of record is eligible to participate in the Plan. Merchants' common stock is listed on the Nasdaq Capital Stock Market under the symbol "MBVT."

      If you are or become a participant in the Plan, you may automatically reinvest, into additional shares of common stock, cash dividends on your existing shares of Merchants' common stock. You may also make cash payments for additional shares of Merchants common stock.

      This Prospectus relates to 450,000 shares of Merchants' common stock registered for sale under the Plan. If there is any change in Merchants' shares by reason of stock dividends, stock splits or consolidation of shares, recapitalizations, mergers, consolidations, reorganizations, combinations or exchange of shares, the number and class of shares available for purchase pursuant to the Plan will be appropriately adjusted. No adjustment will be made, however, if Merchants issues additional capital stock of any class for consideration.

You should retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 10, 2008.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MERCHANTS BANCSHARES, INC.

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MERCHANTS BANCSHARES, INC.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

TABLE OF CONTENTS

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MERCHANTS BANCSHARES, INC.

      Merchants was organized under the laws of the state of Vermont in 1983, and reincorporated under the laws of the state of Delaware in 1987, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The principal business of Merchants is to oversee the operations of its subsidiary, Merchants Bank, Burlington, Vermont. The continuing mission of Merchants Bank is to provide Vermonters with a state-wide community bank that blends a strong technology platform with a genuine appreciation for local markets. Merchants Bank fulfills this commitment through a branch-based system that includes 36 community bank offices and 44 ATMs throughout Vermont.

The principal office of Merchants is located at 275 Kennedy Drive, South Burlington Vermont 05403, and its telephone number at that office is 802-658-3400.

RISK FACTORS

      An investment in Merchants' common stock through the Dividend Reinvestment and Stock Purchase Plan has the same risks as any other investment in Merchants' common stock. Please refer to the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

DESCRIPTION OF THE PLAN

      The provisions of the Merchants Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan are explained below in question and answer format. Holders of Merchants' common stock who do not wish to participate in the Plan will receive cash dividends, as declared, by check.

1. What is the Plan?

      The Plan provides a method of investment in Merchants' common stock that uses the cash dividends paid to you by us to invest in more shares of Merchants. Since dividend reinvestment plans also allow for holding fractional shares (less than one share), all or part of your dividend payment can be put to use efficiently and economically. Another advantage of our dividend reinvestment plan is the option to make cash payments into your Plan account to purchase additional shares. If you participate in a dividend reinvestment plan, you, as a shareholder, have all the same rights as you would have if you held the shares in a brokerage account or in certificate form in your home or safe deposit box. You will be paid all stock dividends or splits and receive proxies and annual tax information. Using a dividend reinvestment plan also means you do not have to worry about losing certificates and the expense of replacing them if they become lost.

2. Who administers and interprets the Plan for Participants?

The Plan is administered by American Stock Transfer and Trust Company, which performs many of the ministerial tasks required in connection with the Plan, such as

i.	holding shares of common stock for the Plan in its name or the name of its nominee;

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ii.	corresponding with Plan participants;

iii.	distributing the Plan prospectus, Authorization Forms, and other documents;

iv.	maintaining accounts for participants;

v.	providing statements of account to participants on a regular basis;

vi.	effecting stock and cash withdrawals by participants and terminations by participants;

vii.	processing proxy materials for shares of common stock held under the Plan;

viii.	collecting and holding voluntary cash payments by participants; and

ix.	if purchases are to be made on the open market, funding such trades to the broker who will effect the purchases.

3. Who is eligible to participate?

Each person who is a record holder of shares of Merchants' common stock is eligible to participate and may become a participant in the Plan at any time.

4. May I participate in the Plan if my shares are registered in "street" name?

      If your shares of common stock are registered in the name of a broker or nominee (referred to commonly as "street name"), you must have those shares transferred to your own name in order to participate in the Plan.

5. How do I participate?

You may join the Plan at any time by:

•

Logging on to www.amstock.com. Click "Invest Online," then select "All Plans" from the toolbar on the left side of the Internet page. Select "Merchants Bancshares, Inc." then log in to your account using your American Stock Transfer & Trust Company ten-digit account number or your taxpayer identification number. Your American Stock Transfer & Trust Company account number is contained in each piece of correspondence you receive from American Stock Transfer & Trust Company.

•

Completing and signing an Authorization Form, which can be obtained by calling American Stock Transfer & Trust Company at 1-800-278-4353 and also is available online at www.amstock.com. The form must then be mailed to:

American Stock Transfer & Trust Company PO Box 922 Wall Street Station New York, NY 10269-0560

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6. What are my investment options under the Plan?

By marking the appropriate box on the Authorization Form, you may choose among the following investment alternatives:

a.

"FULL DIVIDEND REINVESTMENT" directs Merchants to invest all cash dividends on all of the shares then or subsequently registered in your name, and also permits optional cash payments of not less than $25 each payment up to a total of $2,500 per quarter, for the purchase of additional shares in accordance with the Plan.

b.

"PARTIAL DIVIDEND REINVESTMENT" directs Merchants to invest only the dollar amount of cash dividends on the number of shares registered in the shareholder's name, as indicated in the appropriate space on the Authorization Form, and also permits optional cash payments of not less than $25 each payment up to a total of $2,500 per quarter for the purchase of additional shares in accordance with the Plan.

c.

"OPTIONAL CASH PAYMENTS ONLY" permits you to make optional cash payments of not less than $25 each payment up to a total of $2,500 per quarter for the purchase of additional shares in accordance with the Plan, without reinvesting dividends on shares already held.

      You may select either of the dividend reinvestment options or the optional cash payment alternative. In all cases, those dividends on shares held in your account under the Plan will be reinvested in accordance with the Plan, including dividends on shares purchased with optional cash payments.

7. How may I change options or the dollar amount of cash dividends to be reinvested under the Plan?

      You may change investment options or the dollar amount of cash dividends to be reinvested at any time by requesting a new Authorization Form and returning it to American Stock Transfer & Trust Company at the address set forth in answer to Question 5. If an Authorization Form changing the reinvestment option or the dollar amount of cash dividends to be reinvested is received before the record date for payment of a dividend, the change will be effected on that dividend payment date. If the authorization is received after the record date for payment of a dividend, it will be put into effect on the following dividend payment date.

8. How and from what sources will shares be purchased under the Plan?

      On each dividend payment date, we provide funds sufficient to enable American Stock Transfer & Trust Company to reinvest all participants' dividends, plus any optional cash payments submitted for investment by participants. American Stock Transfer & Trust Company utilizes these funds to purchase shares of our common stock for the accounts of participants. In purchasing shares, American Stock Transfer & Trust Company commingles your funds with those of other participants.

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American Stock Transfer & Trust Company purchases shares of common stock in open market transactions at negotiated prices or directly from us.

9. What does it cost to participate?

Your costs for participating in the Plan are as follows:

•	If shares of our common stock are purchased directly from us, you will not be charged any brokerage commissions, service charges, or other fees.

•

If shares of our common stock are purchased on behalf of the Plan in open-market transactions, you will be charged any brokerage commissions, service charges, or other fees equal to $0.03 per share paid by American Stock Transfer & Trust Company or its agent with respect to the purchases. The decision regarding whether shares of our stock will be purchased directly from us or on the open market will be made by us and will generally depend on whether shares are available.

10. What is the price of shares purchased from Merchants?

      The Plan's purchase of shares of common stock from us, whether out of treasury shares or authorized but unissued shares, will be at a price equal to the average of the closing bid and asked prices as reported on the Nasdaq Capital Stock Market for the immediately preceding trading day.

11. What is the price of shares purchased on the open market?

      The price per share for all shares purchased in the open market to satisfy any Plan requirements will be the weighted average of all shares purchased for the Plan on the applicable purchase date. Purchases will be allocated to each participant's account in thousandths of a share.

12. How does the cash payment option work?

      Optional cash payments may be made at any time and will be held by American Stock Transfer & Trust Company until the next purchase is made. An optional cash payment received from you on or prior to the fifth business day preceding a dividend payment date will be applied to the purchase of additional shares of common stock as of that dividend payment date. Optional cash payments received after the fifth day preceding the dividend payment date will be held by American Stock Transfer & Trust Company until the next dividend payment date. No interest will be paid on any cash payments.

      You are urged to make optional cash payments shortly before a quarterly dividend payment date. However, sufficient time should be allowed to insure that American Stock Transfer & Trust Company receives payment on or prior to the fifth business day preceding the dividend payment date.

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13. How much can I invest through optional cash payments?

Optional cash payments must be at least $25.00. Optional cash payments may not exceed, in any one quarter, $2,500 for any single participant.

14. How may I make optional cash payments?

      An optional cash payment may be made when enrolling in the Plan by enclosing a check made payable to "Merchants Bancshares, Inc." with the Authorization Form. Future optional cash payments may be made quarterly through the use of optional cash payment forms attached to statements of account sent to you by American Stock Transfer & Trust Company. The same amount of money need not be sent each quarter, and there is no obligation to make an optional cash payment for each or any quarterly dividend payment date.

You may also make an optional cash payment online at www.amstock.com. You will need to know your 10-digit AST account number and your social security number to gain access to your account.

15. Under what circumstances will optional cash payments be returned?

      Optional cash payments will be refunded if a written request for refund is received by American Stock Transfer & Trust Company at least three (3) business days prior to the dividend payment date on which the cash payment otherwise would have been invested.

16. Will stock certificates be issued for shares purchased?

      Normally, certificates for shares of common stock purchased under the Plan will not be issued in your name but will be registered in the name of American Stock Transfer and Trust Company, as the Plan administrator, or its nominee, and held for your benefit and credited to your Plan account. Upon your request to American Stock Transfer & Trust Company, however, certificates for any number of whole shares of common stock credited to your Plan account will be registered in your name and a certificate for those shares will be issued to you.

      Dividends on those withdrawn shares will continue to be reinvested if you elected the Full Dividend Reinvestment Option, but will be mailed to you if you elected either the Partial Dividend Reinvestment Option or the Optional Cash Payments alternative, until termination of participation or change in your method of participation.

Plan shares credited to your account may not be pledged or assigned. If you wish to pledge Plan shares, you must first request that certificates be issued in your name.

Certificates for fractional shares will not be issued under any circumstances.

      You may visit American Stock Transfer & Trust Company's Web site to process all financial transactions and see account details at www.amstock.com, or you may call 1-877-390-3075 to process certain transactions via the Interactive Voice Response System (IVR).

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17. Can I send certificates for shares of Merchants' common stock held in my possession to American Stock Transfer & Trust Company for safekeeping?

      Yes. You may send certificates for shares of Merchants' common stock held in your possession to American Stock Transfer & Trust Company for safekeeping at no cost. A Certificate Deposit Form is available from American Stock Transfer & Trust Company at the address stated in response to Question 5. Those certificates should not be endorsed. A receipted copy of the form will be returned for your records.

18. In whose name will certificates be registered when issued to me?

      Your account will be maintained in your name as shown on our records at the time you enter the Plan. Consequently, when issued at your request, certificates for full shares will be registered in the account name.

19. What kind of reports will be sent to participants in the Plan?

      You will receive a statement of account as soon as practicable following each purchase of shares for your account. Shares purchased for your account will be recorded in book entry rather than certificate form. Statements of account issued by the Plan are a continuing and permanent record of current account activity and the cost of purchases, and should be retained for income tax purposes. In addition, you will continue to receive copies of all communications sent to holders of our common stock, including annual reports and proxy statements.

20. Will I be credited with dividends on shares held in my account under the Plan?

      Yes. Cash dividends on all shares of common stock, including fractional shares, credited to your account under the Plan, whether those shares were purchased with reinvested dividends or with optional cash payments, will be automatically reinvested in additional shares of Merchants' common stock.

21. What are the income tax consequences of participation in the Plan?

      If shares of common stock have been purchased on your behalf with reinvested dividends, you will realize a taxable dividend in an amount equal to the fair market value of the shares of common stock credited to your account on the date the cash dividend is paid. You will also be treated as having received a taxable dividend equal to your share of the brokerage commissions, service charges, and other fees, if any, paid by Merchants in connection with the purchases of such shares of common stock.

      The tax basis of shares of common stock purchased with reinvested dividends will be the amount of such dividend. The tax basis of shares of common stock purchased with optional cash payments will be the cost (including any fees, commissions, or other expenses) paid by you for such shares. The tax basis of shares of common stock also will include your share of any brokerage commissions, service charges, or fees payable by Merchants with respect to such purchases. American Stock Transfer & Trust Company will inform you of the amount of such commissions, service charges or other fees, if any, allocable to purchases for your account.

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      The holding period for shares of common stock credited to your account under either the dividend reinvestment aspect of the Plan or the cash payment aspect of the Plan will begin on the day following the date the shares of common stock are purchased.

      You will not recognize any taxable income if certificates are issued to you for shares of common stock credited to your account, regardless of whether the certificates are issued upon your request or upon your withdrawal from or termination of the Plan.

      You will recognize gain or loss when whole shares of common stock or fractional shares of common stock held in your account are sold or exchanged by American Stock Transfer & Trust Company on your behalf or when you sell your shares of common stock after withdrawal from or termination of the Plan. The character of such gain or loss will depend on your personal circumstances.

      The amount of such gain or loss will be the difference between the amount that you receive or that you are deemed to receive for the shares of common stock and your tax basis in such shares of common stock.

      The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction. In the case of a foreign stockholder whose dividends are subject to United States income tax withholding, the amount of the tax required to be withheld will be deducted from the amount of dividends to determine the amount of dividends to reinvest.

      You should consult your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposal by you of shares of common stock purchased pursuant to the Plan.

22. May I withdraw from the Plan?

You may withdraw from the Plan at any time.

23. How do I withdraw from the Plan?

      You may withdraw from the Plan, by written notification to American Stock Transfer & Trust Company at the address set forth in answer to Question 5. Upon withdrawal, you will receive a stock certificate for the number of full shares held in your account under the Plan, plus a check for the proceeds from the sale of any fractional share. The cash payment for the sale of the fractional share will be based on the average of the closing bid and asked prices as reported on the Nasdaq Capital Stock Market for the trading day preceding the date on which American Stock Transfer & Trust Company receives the termination notice.

If a notice to withdraw is received more than three (3) days prior to the payment date for a dividend, any cash dividend paid on that dividend payment date will be mailed to you by check.

If a notice to withdraw is received less than three (3) days prior to the payment date for a dividend, any cash dividend paid on that dividend payment date may be reinvested for your account

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according to your original instructions. However, all subsequent dividends will be paid out in cash on all balances. Any optional cash payment sent to American Stock Transfer & Trust Company prior to the notice of withdrawal will be invested unless return of the amount is expressly requested in the notice of withdrawal and the notice is received at least three (3) business days prior to the dividend payment date. The notice of withdrawal will then be processed as promptly as possible following such date.

All subsequent dividends will be paid to the record holder by check unless you re-enroll in the Plan, which may be done at any time.

24. What happens if I sell or transfer all of the certificate shares registered in my name?

      If you dispose of all certificate shares registered in your name, the dividends on plan shares credited to your account under the Plan will continue to be reinvested, subject to your right to withdraw from the Plan at any time.

      However, if you have only a fractional share of stock credited to your account under the Plan on the record date for any cash dividend on common stock, we may terminate your account. You will receive a check for the proceeds from the sale of the fractional share plus the amount of the cash dividend on the fractional share. The cash payment for the sale of the fractional share will be based on the closing bid and asked price as reported on the Nasdaq Capital Stock Market for the last trading day preceding the date of the cash dividend.

You may not make optional cash payments under the Plan after you cease to be the record holder of any common stock.

25. What happens if I sell or transfer some, but not all, of the shares I hold in certificate form?

      If you have elected the Full Dividend Reinvestment Option and you sell or transfer a portion of the certificate shares registered in your name, American Stock Transfer & Trust Company will continue to reinvest all dividends paid on your remaining shares.

      If you have elected the Partial Dividend Reinvestment Option and you sell or transfer a portion of the certificate shares registered in your name, American Stock Transfer & Trust Company will continue to reinvest dividends on your remaining certificate shares up to the dollar amount originally specified.

26. What happens if Merchants issues a stock dividend?

      Any dividend payable in stock distributed by Merchants on Plan shares credited to your account under the Plan, or on certificate shares registered in your name, will be credited to your account in book entry form. Transaction processing may be curtailed or suspended until the completion of any corporate action.

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27. How will shares be credited to my account if Merchants declares a stock split?

      Any split shares distributed by Merchants on shares credited to your account under the Plan will be credited to your Plan account. Any split shares distributed by Merchants on certificate shares registered in your name will also be credited to the your Plan account.

28. How will my Plan shares be voted at stockholders' meetings?

Whole shares held in the Plan for you will be voted as you direct.

      Proxy cards will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. A proxy will apply to all certificate shares registered in your name, if any, as well as to all whole Plan shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions given on the proxy card.

      As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of your whole shares - certificate and Plan shares will be voted in accordance with the recommendations of Merchants' management. If the proxy card is not returned or is returned unsigned or improperly signed, none of the shares covered by that proxy card will be voted unless you vote in person at the meeting.

Fractional shares will not be voted.

29. What are the responsibilities of Merchants and American Stock Transfer & Trust Company under the Plan?

      Neither Merchants nor American Stock Transfer & Trust Company will be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate an account upon the death of a participant, the prices at which shares are purchased or sold for accounts under the Plan, the times when purchases are made, or fluctuation in the market value of Merchants' stock.

Neither Merchants nor American Stock Transfer & Trust Company can assure you of a profit or protect you against a loss on shares purchased by you under the Plan.

      Neither Merchants nor American Stock Transfer & Trust Company shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted in connection with the Plan, nor will they have any duties, responsibilities, or liabilities except as expressly set forth in the Plan.

      The terms and conditions of the Plan and its operation are governed by and construed in accordance with the laws of the state of Delaware. Merchants reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.

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30. May the Plan be changed or discontinued?

      While Merchants intends to continue the Plan indefinitely, it reserves the right to amend, modify, suspend or terminate the Plan at any time. Notice of any material amendment or modification will conclusively be deemed to be accepted by you unless prior to the effective date of that amendment or modification, American Stock Transfer & Trust Company receives written notice of your withdrawal from the Plan.

      Upon termination of the Plan, any uninvested optional cash payments will be returned, a certificate for whole shares credited to your account under the Plan will be issued, and a cash payment will be made for any fraction of a share credited to your account. The cash payment for the fractional share will be based on the average closing bid and asked prices as reported on the Nasdaq Capital Stock Market for the last trading day preceding the date on which the Plan is terminated.

31. How may I obtain answers to other questions regarding the Plan?

Any additional questions should be addressed to:

American Stock Transfer & Trust Company 6201 15th Avenue Brooklyn, NY 11219 1-877-390-3075 www.amstock.com

USE OF PROCEEDS

      No determination has been made as to the specific uses by us of any proceeds resulting from our sale of shares of common stock directly to the Plan, in part because we have no precise method for estimating the number of shares that will be purchased under the Plan, the number of those shares which will be purchased from us (as opposed to on the open market), the timing, or prices of those purchases. We currently intend to add any of those proceeds to our general funds to be used for our general corporate purposes.

AVAILABLE INFORMATION

      We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"). The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Merchants, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.

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      We also make available free of charge on or through our Internet website (http://www.mbvt.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file that material with, or furnish it to, the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents that are filed with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2008;

•	Our Current Reports on Form 8-K filed on February 27, 2008, March 21, 2008 and April 7, 2008; and

•	Any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities.

      We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to:

Secretary Merchants Bancshares, Inc. 275 Kennedy Drive South Burlington, Vermont 05403 1-800-322-5222

      No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, you should not rely upon such information or representation as having been authorized by Merchants. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby; nor does it constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the information we are incorporating by reference into it contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within the Company's markets, and changes in the financial condition of the Company's borrowers. The forward-looking statements contained herein represent the Company's judgment as of the date of this report, and the Company cautions readers not to place undue reliance on such statements. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission.

DESCRIPTION OF COMMON STOCK

      The authorized capital stock of Merchants consists of 10,000,000 shares of $0.01 par value common stock. As of the date of this Prospectus, 6,069,351 shares of Merchants' common stock are issued and outstanding. Merchants expects to issue additional shares of its common stock in the future in connection with the Dividend Reinvestment and Stock Purchase Plan to which this Prospectus relates. In the future, shares may also be issued to raise additional capital for such corporate uses as acquisitions, although there are no present plans to issue stock for those purposes.

      Holders of shares of Merchants' common stock are entitled to receive dividends when and as declared by our Board of Directors out of funds legally available therefor. Stockholders are entitled to one vote for each whole share on any matter voted upon at any stockholders' meeting. The issued and outstanding shares of common stock are, and the shares of common stock to be issued pursuant to the Plan will be, fully paid and nonassessable. The stockholders are not entitled to preemptive rights. In the event of liquidation of Merchants, stockholders would be entitled to share ratably in the assets available for distribution.

EXPERTS

      The consolidated financial statements of Merchants Bancshares, Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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VALIDITY OF OFFERED COMMON STOCK

The validity of the common stock offered hereby has been passed upon by F. Sheldon Prentice, Senior Vice President and General Counsel of Merchants Bancshares, Inc.

INDEMNIFICATION

      Merchants' Certificate of Incorporation states that we will indemnify directors and officers and may indemnify employees and agents for liabilities incurred in connection with the performance of their duties for us, to the extent permitted by Delaware law. Delaware law generally permits indemnification for a broad but not unlimited range of activities undertaken on our behalf.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of Merchants pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable.

INTEREST OF EXPERTS AND COUNSEL

      Neither any accountant named in this Prospectus nor counsel employed by us in connection with registration of the securities to which this Prospectus relates, was employed for any purpose on a contingent basis. In addition, no accountant so named or counsel so employed will receive as compensation any interest, direct or indirect, in Merchants or any of its subsidiaries. Our accountants and counsel, and their partners and employees may, however, be shareholders of Merchants, and as shareholders, would be entitled to participate in the Plan on the same terms as any other Plan participants.

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PROSPECTUS

MERCHANTS BANCSHARES, INC.
275 Kennedy Drive South Burlington, VT 05403

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The date of this Prospectus is June 10, 2008.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth all costs and expenses to be incurred by Merchants Bancshares, Inc. in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee. We will pay all expenses in connection with the distribution of the shares of common stock being registered hereby.

SEC Registration Fee	$ 400.92
Printing and Engraving Expenses	1,535.00
Accountants' Fees and Expenses	5,000.00
Legal Fees and Expenses	5,000.00
Transfer Agent Fees and Expenses	-
Miscellaneous	-

$11,935.92
Total Expenses

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation law provides:

      (a)    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise, against expenses (including attorney's fees), judgments, fines and or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b)    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo


contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (c)    To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. 8 Del.C. Sec. 145 Delaware's Corporation law also provides that a corporation's certificate of incorporation may contain:

            (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this title; or (iv) for any transaction from which the director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer to a member of the governing body of a corporation which is not authorized to issue capital stock. 8 Del.C. Sec.102(7)

The Certificate of Incorporation of Merchants Bancshares, Inc., provides as follows:

      Eleventh: The Corporation shall indemnify each director and officer of the Corporation, his heirs, executors and administrators, and may indemnify each employee and agent of the Corporation, his heirs, executors, administrators and all other persons whom the Corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the extent permitted by law (a) against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorney's fees) actually and reasonably incurred by him in connection with any appeal therein, or otherwise; and no provision to this Article Eleventh is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation law of the State of Delaware upon the corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation law of the State of Delaware or any other law not or hereafter in effect.

      The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article Eleventh.

Twelfth: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director,


notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this provision shall not eliminate the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Twelfth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of this amendment or repeal.

The Corporation has purchased and has had in effect directors' and officers' liability insurance to insure the Corporation against any loss occurring by reason of the foregoing provisions.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant) is asserted by such directors, officers or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

Exhibit Number	Description of Document

4.1	Merchants Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan

4.2	Card for Optional Cash Payments

5	Opinion of F. Sheldon Prentice, SVP and General Counsel, Merchants Bancshares, Inc. (including the consent of such counsel) regarding the legality of the securities being offered

23.1	Consent of F. Sheldon Prentice, SVP and General Counsel, Merchants Bancshares, Inc. (included as part of Exhibit 5 hereto)

23.2	Consent of KPMG LLP, an independent registered public accounting firm

24	Powers of Attorney (included on signature page)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Burlington, Vermont, on June 10, 2008.

MERCHANTS BANCSHARES, INC.
Registrant

By:	/s/ Michael R. Tuttle

Michael R. Tuttle Chief Executive Officer

POWER OF ATTORNEY

      KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Tuttle and Janet P. Spitler his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Michael R. Tuttle	President, Chief Executive	June 10, 2008
Officer and Director
Michael R. Tuttle	(Principal Executive Officer)

/s/ Janet P. Spitler	Chief Financial Officer	June 10, 2008
(Principal Financial and
Janet P. Spitler	Accounting Officer)

/s/ Scott F. Boardman	Director	June 10, 2008

Scott F. Boardman

Signature	Title	Date

/s/ Peter A. Bouyea	Director	June 10, 2008

Peter A. Bouyea

/s/ Jeffrey L. Davis	Director	June 10, 2008

Jeffrey L. Davis

/s/ Michael G. Furlong	Director	June 10, 2008

Michael G. Furlong

	Director	June _, 2008

John A. Kane

/s/ Lorilee A. Lawton	Director	June 10, 2008

Lorilee A. Lawton

/s/ Bruce M. Lisman	Director	June 10, 2008

Bruce M. Lisman

/s/ Raymond C. Pecor, Jr.	Director	June 10, 2008

Raymond C. Pecor, Jr.

/s/ Patrick S. Robins	Director	June 10, 2008

Patrick S. Robins

/s/ Robert A. Skiff	Director	June 10, 2008

Robert A. Skiff

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